SECOND WAIVER AND AMENDMENT AGREEMENT

THIS SECOND WAIVER AND AMENDMENT AGREEMENT (hereafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as this “Agreement"), dated as of May 18, 2017 (the “Execution Date”), is entered into by and between OROPLATA RESOURCES, INC., a Nevada corporation ("Oroplata" or the “Company”), and TANGIERS INVESTMENT GROUP, LLC ("Tangiers") (the “Parties”, and each, a “Party”).

RECITALS

WHEREAS, Oroplata and Tangiers previously entered into that certain Investment Agreement dated as of July 18, 2016 (the “Investment Agreement”) pursuant to which Oroplata has agreed to issue and sell to Tangiers an indeterminate number of shares of Oroplata’s common stock, par value of $0.001 per share (the “Common Stock”), in exchange for Tangiers’ commitment to invest up to an aggregate of Five Million Dollars ($5,000,000); and

WHEREAS, in connection with the Investment Agreement, the Parties entered into that certain Registration Rights Agreement dated as of July 18, 2016 (the “Registration Rights Agreement”), as an incentive for Tangiers to enter into the Investment Agreement, pursuant to which Oroplata agreed to use its best efforts to file, within forty-five (45) days of the date of the agreement, with the Securities and Exchange Commission (the “SEC”) a registration statement or registration statements (as is necessary) on Form S-1 (the “Registration Statement”), covering the resale of shares of Common Stock issuable to Tangiers under the Investment Agreement; and

WHEREAS, in accordance with the terms of the Investment Agreement, Oroplata issued to Tangiers a 10% fixed convertible promissory note in the principal amount of $75,000 as a commitment fee (the “Commitment Fee Note”), to evidence Oroplata’s commitment to file the Registration Statement; and

WHEREAS, further in connection with the Investment Agreement and the Registration Rights Agreement, on July 18, 2016, Oroplata sold to Tangiers an original issue discount (such discount valued at $11,000) 10% fixed convertible promissory note in the principal amount of $121,000 (the “July Note”); and

WHEREAS, on July 18, 2016, as an investment incentive for Tangiers to purchase the July Note, Oroplata issued to Tangiers a common stock purchase warrant, which allows Tangiers to subscribe for and purchase from Oroplata, up to 121,000 shares (as subject to adjustment as provided therein) of Common Stock at an exercise price of $0.50 per share for a term of five (5) years (the “July Warrants”); and

WHEREAS, on September 28, 2016, Oroplata sold a 10% fixed convertible promissory note in the principal amount of up to $550,000 (the “September Note”) to Tangiers for initial cash consideration of $100,000 and an initial issue discount of $10,000 retained by Tangiers for due diligence and legal fees related to the purchase of the September Note, resulting in an initial principal due under the note in the amount of $110,000; and

WHEREAS, on September 28, 2016, as an investment incentive for Tangiers to purchase the July Note, Oroplata issued to Tangiers a common stock purchase warrant, which allows Tangiers to subscribe for and purchase from Oroplata, up to 121,000 shares (as subject to adjustment as provided therein) of Common Stock at an exercise price of $0.50 per share for a term of five (5) years (the “September Warrants”); and

WHEREAS, as inducement for Tangiers to purchase the Notes and to enter into any and all other agreements to be entered into connection with the transactions contemplated thereby, the Parties, together with Oroplata’s subsidiary, Lithortech Resources, Inc., entered into that certain subsidiary guarantee dated as of September 28, 2016 in favor of Tangiers (the “Guaranty”); and

WHEREAS, as collateral for Oroplata’s obligations under the both the July Note and the September Note, and further inducement of Tangiers to extend the loans as evidenced under the Notes, and any and all other agreements to be entered into in connection with the transactions contemplated thereby, Oroplata executed and delivered in favor of Tangiers a security agreement dated as of July 18, 2016 entered into in connection with the July Note and a security agreement dated as of September 28, 2016 entered into in connection with the September Note (each a “Security Agreement”); and

WHEREAS, on February 15, 2017, Oroplata and Tangiers entered into a Waiver and Amendment Agreement (the “Amendment”) pursuant to which Tangiers (i) waived any and all existing Events of Default (as defined in each respective Transaction Document), remedies, including acceleration, arising out of Events of Default and the application of the default interest rate, if any, as set forth in the Transaction Documents occurring prior to February 15, 2017, or continuing after such date, (ii) amended certain Events of Default provisions in the Registration Rights Agreement, the July Note and the September Note, and (iii) amended the Maturity Date as defined as it appears in each of the Transaction Documents to December 31, 2017; and

WHEREAS, in connection with the Amendment, Oroplata issued to Tangiers a common stock purchase warrant, which allows Tangiers to subscribe for and purchase from Oroplata, up to 500,000 shares (as subject to adjustment as provided therein) of Common Stock at an exercise price of $0.15 per share for a term of five (5) years (the “February Warrants”); and

WHEREAS, Oroplata agreed to use its best efforts to file the Registration Statement with the SEC within 90 days of the date of the Amendment and to use its best efforts to have the Registration Statement declared effective within 180 days of February 15, 2017; and

WHEREAS, Oroplata and Tangiers agreed that the Amendment shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Transaction Documents, except as amended by the Amendment, shall remain in full force and effect, and that any and all provisions of the Transaction Documents which are inconsistent with the Amendment are deemed amended, modified or waived to the extent necessary to give effect to the Amendment; and

WHEREAS, on February 16, 2017, in exchange for the cancellation of 2,000,000 shares of Common Stock by Tangiers, Oroplata issued to Tangiers a common stock purchase warrant, which allows Tangiers to subscribe for and purchase from Oroplata, up to 2,000,000 shares (as subject to adjustment as provided therein) of Common Stock at an exercise price of $0.001 per share for a term of five (5) years (the “Share Exchange Warrants”); and

WHEREAS, on February 16, 2017, Oroplata sold a 10% fixed convertible promissory note in the principal amount of up to $250,000 (the “February Note”) to Tangiers for initial cash consideration of $29,480 and an initial issue discount of $2,948 retained by Tangiers for due diligence and legal fees related to the purchase of the September Note, resulting in an initial principal due under the note in the amount of $32,428; and

WHEREAS, on February 24, 2017, Oroplata and Tangiers entered into an agreement to amend the February Note (the “February Note Amendment”), whereby Tangiers paid an additional $77,000 under the February Note, of which $7,000 was retained as an original issue discount, resulting in an initial principal due under the note in the amount of $109,428; and

WHEREAS, Oroplata filed its Form S-1 on March 17, 2017 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to terms of the Transaction Documents and the Registration Rights Agreement, and on April 7, 2017 received a comment letter from the SEC requesting that Oroplata - (i) file an application for quotation on the OTCQB Marketplace (the “OTCQB”); (ii) withdraw its Registration Statement until such time as the Company obtains approval for quotation on the OTCQB; and (iii) expand and clarify certain disclosure included within the Registration Statement; and

WHEREAS, on April 17, 2017, Oroplata and Tangiers entered into a second agreement to amend the February Note (the “Second Note Amendment”), whereby Tangiers paid an additional $13,750 under the February Note, of which $1,250 was retained as an original issue discount, resulting in an initial principal due under the note in the amount of $123,178; and

WHEREAS, on April 26, 2017, Oroplata and Tangiers entered into a third agreement to amend the February Note (the “Third Note Amendment”, and, together with the “Commitment Fee Note”, the “July Note”, the “September Note”, and the “February Note”, the “February Note Amendment”, and the “Second Note Amendment”, the “Notes”), whereby Tangiers paid an additional $88,000 under the February Note, of which $8,000 was retained as an original issue discount, resulting in an initial principal due under the note in the amount of $211,178; and

WHEREAS, Oroplata filed its application for quotation on the OTCQB on April 17, 2017 (the “OTCQB Application”); and

WHEREAS, Oroplata is in default under certain terms of the Transaction Documents as more fully set herein; and

WHEREAS, Oroplata has requested that Tangiers agree to (i) waive certain Events of Default that have occurred under the Transaction Documents, including any defaults under any other agreement entered into by and between the Parties, which Events of Default have occurred after the effective date of the Amendment, are now existing or that shall continue to exist after the Execution Date of this Agreement, (ii) amend certain provisions provided under the Transaction Documents, each as set forth herein and (iii) grant an extension of the filing date of the Registration Statement in consideration of the preceding events.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.

Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Transaction Documents.

a.

“Agreement” shall have the meaning set forth in the preamble.

b.

 “Amendment” shall have the meaning set forth in the recitals.

c.

“Commitment Fee Note” shall have the meaning set forth in the recitals.

d.

“Common Stock” shall have the meaning set forth in the recitals.

e.

“Events of Default” shall have the meaning set forth in each respective Transaction Document without giving effect to this Agreement.

f.

“Execution Date” means the date set forth in the preamble.

g.

“February Note Amendment” shall have the meaning set forth in the recitals. In addition, the terms and conditions of the February Note Amendment provide that, within three (3) months of the date thereof, the Company shall allocate the $70,000 proceeds in the following manner: (i) $48,000 toward the exploration development budget; and (ii) $22,000 toward the retirement of outstanding payables in the Company’s general & administrative budget.

h.

 “February Warrants” shall have the meaning set forth in the recitals.

i.

“Guaranty” shall have the meaning set forth in the recitals.

j.

“Investment Agreement” shall have the meaning set forth in the recitals.

k.

“July Note” shall have the meaning set forth in the recitals.

l.

 “July Warrants” shall have the meaning set forth in the recitals.

m.

 “Notes” means, collectively, the Commitment Fee Note, the July Note, the September Note, the February Note, the February Note Amendment, the Second Note Amendment, the Third Note Amendment and any other Note between the Parties to the extent existing, or that shall exist subsequently, as of the Execution Date of this Agreement.

n.

“Obligations” shall have the meaning set forth in Section 3(b).

o.

“OTCQB Application” shall have the meaning set forth in the recitals.

p.

“Parties” means Oroplata and Tangiers, collectively.

q.

 “Registration Statement” shall have the meaning set forth in the recitals.

r.

“Registration Rights Agreement” shall have the meaning set forth in the recitals.

s.

“Second Note Amendment” shall have the meaning as set forth in the recitals. In addition, the terms and conditions of the Second Note Amendment provide that the Company shall allocate the $12,500 proceeds for payment of the OTCQB Application fee and other OTC-related fees for the Company.

t.

“Security Agreement” shall have the meaning as set forth in the recitals.

u.

“September Note” shall have the meaning set forth in the recitals.

v.

 “September Warrants” shall have the meaning set forth in the recitals.

w.

 “Share Exchange Warrants” shall have the meaning set forth in the recitals.

x.

“Third Note Amendment” shall have the meaning set forth in the recitals. In addition, the terms and conditions of the Third Note Amendment provide that the Company shall allocate the $80,000 proceeds in the following manner: (i) $10,000 toward legal fees; and (ii) the remaining $70,000 balance toward exploration and land acquisition.

y.

“Transaction Documents” means, collectively the Registration Rights Agreement, the Investment Agreement, the Commitment Fee Note, the July Note, the September Note, February Note, the February Note Amendment, the Security Agreement, the Guaranty, the July Warrants, the September Warrants, the February Warrants, the Share Exchange Warrants and all other agreements entered into between the Parties to the extent existing as of the Execution Date.

z.

“Warrants” means, collectively, the July Warrants, the September Warrants, the February Warrants, the Share Exchange Warrants and any other Warrants between the Parties to the extent existing, or that shall exist subsequently, as of the Execution Date of this Agreement.

2.

Acknowledgement of Use of Proceeds

(a)

Oroplata and Tangiers together acknowledge that all proceeds received by Oroplata from Tangiers under the Investment Agreement shall not be used by Oroplata to repay any of the amounts due under each of the Notes.

(b)

Tangiers further agrees that it shall not demand payment on any amounts due under any of the Notes from any proceeds received by Oroplata from Tangiers under the Investment Agreement.

3.

Acknowledgement of Commitment Fee Note

(a)

Oroplata and Tangiers together acknowledge that the Commitment Fee Note became a duly and validly issued, fully paid, nonassessable binding obligation of Oroplata upon execution of the Amendment on February 15, 2017 and its ratification by Oroplata’s Board of Directors.

4.

Acknowledgement of Default.

(a)

Oroplata acknowledges that Oroplata is currently in default under the Transaction Documents due to Oroplata’s failure to file the Registration Statement, among other things, in accordance with the provisions set forth therein. Other than as set forth herein, Oroplata confirms that it is in compliance in all respects with the Transaction Documents.

(b)

Oroplata further acknowledges and confirms, that as of the Execution Date, and immediately prior to any of the payments specified in the Notes, the Company is indebted to Tangiers, without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $517,178, comprised of (i) principal of $75,000 due on account of the Commitment Fee Note, together with accrued but unpaid interest thereon, (ii) $121,000 due on account of the July Note, together with accrued but unpaid interest thereon, (iii) principal of $110,000 due on account of the September Note, together with accrued but unpaid interest thereon; and (iv) principal of $211,178 due on account of the February Note, the February Note Amendment, the Second Note Amendment and the Third Note Amendment, together with accrued but unpaid interest thereon (collectively, the “Obligations”).

5.

Waiver of Events of Default, Default Interest and Liquidated Damages.

Tangiers agrees that any and all Events of Default, remedies, including acceleration, arising out of Events of Default and the application of the default interest rate, if any, as set forth in the Transaction Documents, occurring prior to the Execution Date, or continuing after the Execution Date, shall be deemed waived, without any recourse or remedy, by Tangiers or any successor or assign.

6.

Amendment of Conversion Prices.

The Parties agree Section 2.00(c) of the Notes is hereby amended and restated in its entirety as set forth below:

(a)

Conversion Right. At any time and from time to time after a default occurs solely due to the fact the Note is not retired on or before the Maturity Date (“Maturity Default”), subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Maturity Default Conversion Price. The “Maturity Default Conversion Price” shall be equal to the lower of: (a) the Conversion Price or (b) 60% of the lowest trading price of the Company’s common stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. For the purpose of calculating the Maturity Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 40% to 50%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 40% to 45%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 40% to 55%.

7.

Amendment of the Transaction Documents. The Transaction Documents shall be amended as follows:

(a)

Registration Rights Agreement. Section II subsection 2.1 of the Registration Rights Agreement shall be amended and restated as follows:

The Company shall use its best efforts to, within thirty (30) days of May 18, 2017, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for registration, covering the resale of 8,000,000 shares of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale 8,000,000 shares of Registrable Securities except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness.

8.

No Other Effect on the Transaction Documents.

This Agreement shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. Thus, the Transaction Documents shall remain in full force and effect, except as amended by this Agreement. Any and all provisions of the Transaction Documents which are inconsistent with the foregoing amendments to the Transaction Documents are hereby deemed to be amended, modified or waived to the extent necessary to give effect to such amendments.

9.

Further Covenants and Agreements.

(a)

Oroplata further agrees it shall: (i) use its best efforts to file the Form S-1 with the SEC within 30 days of the Effective Date, except that in the event the OTCQB Application is not approved within 30 days of the Effective Date, then use its best efforts to file the Form S-1 with the SEC within three business days of the date the OTCQB Application is approved; and (ii) use its best efforts to have the Form S-1 declared effective within 180 days of the Execution Date (the “Form S-1 Deadline”). At the sole option of Tangiers, failure to comply with the Form S-1 Deadline will result in the termination of this Agreement and void all effects of this Agreement.

10.

Miscellaneous.

(a)

Captions; Certain Definitions. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Transaction Documents.

(b)

Effectiveness. This Agreement shall be deemed effective upon the due execution and delivery of this Agreement by each Party hereto.

(c)

Controlling Law. This Agreement is governed by, and shall be construed and enforced in accordance with the laws of the State of California (except the laws of that jurisdiction that would render such choice of laws ineffective).

(d)

Counterparts. This Agreement may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Agreement may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Agreement and attached to another copy in order to form one or more counterparts.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by Oroplata and Tangiers as of the date first set forth above.

Oroplata:		OROPLATA RESOURCES, INC.

Date:	By:	/s/ Michael Mason
	Name:	Michael Mason
	Title:	CEO

Tangiers:		TANGIERS INVESTMENT GROUP, LLC

Date:	By:
Name:
Title: